Exhibit 99.1

FOR IMMEDIATE RELEASE: OCTOBER 28, 2024

LEGGETT & PLATT REPORTS 3Q RESULTS

Carthage, MO, October 28, 2024 ---

•	3Q sales of $1.1 billion, a 6% decrease vs 3Q23

•	3Q EPS of $.33; 3Q adjusted[1] EPS of $.32, a $.04 decrease vs adjusted[1] 3Q23 EPS

•	2024 EPS guidance is ($3.56)–($3.71), including impact of non-cash goodwill impairment charge, restructuring charges, real estate gains, and certain other costs

•	2024 guidance lowered: adjusted[1] EPS of $1.00–$1.10, sales of $4.3–$4.4 billion

President and CEO Karl Glassman commented, “We continued to make solid progress on our restructuring and operating efficiency improvement initiatives, although demand headwinds were more challenging than anticipated in the third quarter. Despite weaker than expected results, we paid down $124 million of debt and adjusted EBIT margin improved by 60 basis points sequentially this quarter.

“We expect weak demand in our residential end markets to persist into the fourth quarter due to a more challenging macro environment and softening in consumer spending. Additionally, our Automotive business continues to face headwinds from varying impacts of the transition to electric vehicles, consumer affordability issues, and economic softness in Europe. As a result, we are reducing our sales and EPS guidance.

“We are focused on simplifying our portfolio to businesses that are the right long-term fit. As a part of this strategic review, we are exploring the potential sale of our Aerospace business. Looking forward, we are confident that the actions we are taking to strengthen our balance sheet, improve operating efficiency and margins, and position ourselves for future growth opportunities will create long-term shareholder value.”

THIRD QUARTER RESULTS

Third quarter sales were $1.1 billion, a 6% decrease versus third quarter last year

•	Organic sales[2] were down 6%

•

Volume was down 4%, primarily from continued weak demand in residential end markets, the expected loss of a customer in Specialty Foam, and demand headwinds in Automotive and Hydraulic Cylinders. These decreases were partially offset by higher trade sales in Steel Rod and Wire and growth in Aerospace.

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 2%

Third quarter EBIT was $78 million, down $13 million from third quarter 2023 EBIT, and adjusted1 EBIT was $76 million, a $10 million decrease from third quarter 2023 adjusted1 EBIT.

•

EBIT and adjusted[1] EBIT decreased primarily from unfavorable sales mix in Steel Rod and Specialty Foam, lower volume, metal margin compression, and higher bad debt reserves. These decreases were partially offset by lower amortization, operational efficiency improvements, and restructuring benefit.

•	3Q 2024 adjustments include $12 million of restructuring charges and a $14 million gain from a real estate sale associated with restructuring

•	3Q 2023 adjustment is for a $5 million gain from a real estate sale

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

EBIT margin was 7.1%, down from 7.8% in the third quarter of 2023 and adjusted1 EBIT margin was 6.9%, down from 7.3%.

Third quarter EPS was $.33, a $.06 decrease versus third quarter 2023 EPS of $.39. Third quarter adjusted1 EPS was $.32, down $.04 versus third quarter 2023 adjusted1 EPS of $.36.

	Third Quarter Results
	EBIT (millions)				EPS
	Bedding	Specialized	FF&T	Total
Reported results	$26	$25	$27	$78	$.33
Adjustment items:
Restructuring, restructuring- related, and impairment charges	8	4	1	12	.07
Gain from sale of restructuring-related real estate	(14)	—	—	(14)	(.08)

Total adjustments[1]	(6)	4	1	(2)	(.01)

Adjusted results	$20	$29	$28	$76	$.32

[1]	Calculations impacted by rounding

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.78x trailing 12-month adjusted EBITDA[1]

•	Total Debt at September 30 was $1.9 billion, including $84 million of commercial paper outstanding

•	Operating cash flow was $95 million in the third quarter, a decrease of $48 million versus third quarter 2023, driven primarily by less benefit from working capital and lower earnings

•	Capital expenditures were $18 million

•	Dividends were $7 million

•	On August 7, Leggett & Platt’s Board of Directors declared a third quarter dividend of $.05 per share, a decrease of $.41 per share versus last year’s third quarter dividend

•	Total liquidity at September 30 was $748 million

•	$277 million cash on hand

•	$471 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN UPDATE

•

Annualized EBIT benefit of $50–$60 million expected to be realized after initiatives are fully implemented in late 2025 versus our prior estimate of $40–$50 million as we now expect to realize approximately $10 million benefit in 2025 from G&A initiatives

•	Realized $6 million in third quarter 2024 and $9 million year-to-date; expect approximately $10–$15 million of EBIT benefit to be realized in 2024

•	Continue to anticipate approximately $80 million of annual sales attrition after initiatives are fully implemented in late 2025

•	Realized $4 million of sales attrition in third quarter 2024 and $7 million year-to-date; now expect approximately $15 million in 2024 versus our prior estimate of $25 million

•	Also expect to receive cash from the sale of real estate associated with the plan, with transactions largely complete by the end of 2025

•	Realized $17 million in third quarter 2024 and expectations are now approximately $20 million in 2024 versus $15–$25 million

•	Majority of cash restructuring and restructuring-related costs expected to be incurred in 2024

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	Actual Restructuring Plan Impacts (millions)		Expected Restructuring Plan Impacts (millions)
	3Q 2024	YTD 2024	2024	2025	Total
Net Cash Received from Real Estate Sales	$17	$17	$20	$40–$60	$60–$80

Total Costs	$12	$34	$40–$50	$25–$35	$65–85
Cash Costs	11	27	25–30	5–10	30-40
Non-Cash Costs	1	7	15–20	20–25	35-45

2024 GUIDANCE

•	Full year 2024 sales and EPS guidance lowered as demand is weaker than previously anticipated, particularly within our Specialized Products and Furniture, Flooring & Textile Products segments

•	Sales are expected to be $4.3–$4.4 billion, down 7% to 9% versus 2023 (vs prior guidance of $4.3–$4.5 billion)

•	Volume is expected to be down mid-single digits (vs prior guidance of down low to mid-single digits)

•	Volume at the midpoint:

•	Down high single digits in Bedding Products Segment

•	Down mid-single digits in Specialized Products Segment

•	Down mid-single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales low single digits

•	EPS is expected to be a loss of $3.56–$3.71

•	Earnings expectations include:

•	$4.61 per share impact from goodwill impairment

•	$.20 to $.25 per share impact from restructuring costs

•	$.03 per share impact from CEO transition compensation costs

•	$.17 per share gain from sales of real estate, consisting of idle real estate and real estate exited from restructuring initiatives

•	$.01 per share gain from net insurance proceeds from tornado damage

•	Adjusted EPS is now expected to be $1.00–$1.10 (vs prior guidance of $1.10–$1.25)

•	Decrease versus 2023 adjusted EPS of $1.39 is primarily from:

•	Lower expected volume in all three segments

•	Pricing responses related to global steel cost differentials

•	Modest metal margin compression

•	Several expense items that were abnormally low in 2023 and are expected to normalize in 2024

•	Unfavorable sales mix, primarily in Bedding Products

•	Increased inventory write-downs/reserves realized in the second quarter 2024

•	Decreases are partially offset by lower amortization resulting from the 2023 long-lived asset impairment, restructuring benefit, operational efficiency improvements, and pricing discipline

•	Based on this framework, 2024 EBIT margin is expected to be (9.3%)–(10.2%); adjusted EBIT margin is expected to be 6.0%–6.4%

•	Additional expectations:

•	Depreciation and amortization $135 million

•	Net interest expense $80 million

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•	Effective tax rate 24%

•	Fully diluted shares 137 million

•	Operating cash flow $300 million (vs prior guidance of $300–$350 million)

•	Capital expenditures $100 million (vs prior guidance of $110 million)

•	Dividends $135 million

•	Minimal acquisitions and share repurchases

•	Expect to predominantly use commercial paper to repay $300 million of 3.8%, 10-year notes maturing in November 2024

•	Implied 4Q Guidance:

•	Sales: $973–$1,073 million

•	EPS: $.12–$.27

•	Adjusted EPS: $.16–$.26

SEGMENT RESULTS – Third Quarter 2024 (versus 3Q 2023)

Bedding Products –

•	Trade sales decreased 8%

•	Volume decreased 3%, primarily due to the expected loss of a customer in Specialty Foam and demand softness in U.S. and European bedding markets, partially offset by higher trade rod and wire sales

•	Raw material-related selling price decreases and currency impact reduced sales 5%

•

EBIT decreased $5 million and adjusted[1] EBIT decreased $6 million, primarily from unfavorable sales mix in Steel Rod and Specialty Foam and metal margin compression, partially offset by lower amortization expense, operational efficiency improvements in Specialty Foam, and restructuring benefit

•	3Q 2024 adjustments include $8 million restructuring charges and a $14 million gain on the sale of restructuring-related real estate

•	3Q 2023 adjustment is for a $5 million gain on the sale of real estate

Specialized Products –

•	Trade sales decreased 6%

•	Volume decreased 7% with declines in Automotive and Hydraulic Cylinders partially offset by growth in Aerospace

•	Currency benefit and raw material-related price increases added 1% to sales

•	EBIT decreased $6 million, primarily from lower volume and $4 million restructuring charges, partially offset by operational efficiency improvements and disciplined cost management

•	Adjusted[1] EBIT decreased $2 million, primarily from lower volume partially offset by operational efficiency improvements and disciplined cost management

Furniture, Flooring & Textile Products –

•	Trade sales decreased 4%

•	Volume decreased 2%, primarily from declines in Home Furniture, Geo Components, and Fabric Converting

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 2%

•	EBIT decreased $2 million, primarily from lower volume and $1 million restructuring charges, partially offset by disciplined cost management

•	Adjusted[1] EBIT decreased $1 million, primarily from lower volume, partially offset by disciplined cost management

SLIDES AND CONFERENCE CALL

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A set of slides containing summary financial information and a restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, October 29. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 141-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price decreases; currency impact; metal margin compression, normalized expenses, pricing related to global steel differentials, mattress import volumes, minimal acquisitions and share repurchases; use of commercial paper to retire debt; Restructuring Plan financial impacts including the timing and amount of sales attrition, annualized EBIT benefit, proceeds from real estate sales, and cash and non-cash costs; and demand headwinds in our residential end markets. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: regarding the Restructuring Plan (i) the preliminary nature of the estimates and the possibility that the estimates may change (ii) our ability to timely implement it or receive anticipated benefits (iii) our ability to timely receive expected proceeds from real estate sales and (iv) the impact on employees, customers and vendors; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs; our ability to collect receivables; market conditions; price and product competition; cost and availability of raw materials, labor and energy; cash generation sufficient to pay the dividend, or a Board decision to reduce or suspend the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax rates; increased trade costs; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change costs and impacts; ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	October 28, 2024

RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Trade sales	$1,101.7	$1,175.4	(6)%	$3,327.2	$3,610.2	(8)%
Cost of goods sold	901.1	961.1		2,753.7	2,956.2

Gross profit	200.6	214.3	(6)%	573.5	654.0	(12)%
Selling & administrative expenses	127.0	109.1	16%	384.4	344.3	12%
Amortization	7.2	17.9		16.8	51.6
Other (income) expense, net	(11.3)	(4.1)		645.9	(18.3)

Earnings (loss) before interest and income taxes	77.7	91.4	(15)%	(473.6)	276.4	NM
Net interest expense	20.0	20.5		60.6	63.5

Earnings (loss) before income taxes	57.7	70.9		(534.2)	212.9
Income taxes	12.8	18.0		(8.6)	52.3

Net earnings (loss)	44.9	52.9		(525.6)	160.6
Less net income from noncontrolling interest	—	(0.1)		(0.1)	(0.1)

Net Earnings (loss) Attributable to L&P	$44.9	$52.8	(15)%	$(525.7)	$160.5	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.33	$0.39	(15)%	$(3.83)	$1.18	NM
Shares outstanding
Common stock (at end of period)	134.3	133.3	0.8%	134.3	133.3	0.8%
Basic (average for period)	137.4	136.4		137.2	136.2
Diluted (average for period)	138.0	136.8	0.9%	137.2	136.5	0.5%

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Net earnings (loss)	$44.9	$52.9		$(525.6)	$160.6
Depreciation and amortization	36.4	45.0		101.9	135.1
Working capital decrease (increase)	33.3	60.1		(29.1)	52.3
Impairments	0.6	—		678.5	—
Deferred income tax benefit	(10.3)	(10.2)		(55.3)	(17.3)
Other operating activities	(9.4)	(4.0)		13.0	20.4

Net Cash from Operating Activities	$95.5	$143.8	(34)%	$183.4	$351.1	(48)%
Additions to PP&E	(18.4)	(22.2)		(59.8)	(90.4)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	17.4	7.9		40.6	13.2
Dividends paid	(6.7)	(61.2)		(129.7)	(178.1)
Repurchase of common stock, net	(0.2)	(0.2)		(4.5)	(5.5)
Additions (payments) to debt, net	(122.2)	(60.0)		(110.3)	(121.7)
Other	4.8	(6.6)		(8.0)	(11.2)

Increase (Decrease) in Cash & Equivalents	$(29.8)	$1.5		$(88.3)	$(42.6)

FINANCIAL POSITION	Sep 30,	Dec 31,
(In millions)	2024	2023	Change
Cash and equivalents	$277.2	$365.5
Receivables	638.1	637.3
Inventories	754.4	819.7
Other current assets	64.8	58.9

Total current assets	1,734.5	1,881.4	(8)%
Net fixed assets	748.9	781.2
Operating lease right-of-use assets	188.2	193.2
Goodwill	814.7	1,489.8
Intangible assets and deferred costs, both at net	293.8	288.9

TOTAL ASSETS	$3,780.1	$4,634.5	(18)%

Trade accounts payable	$516.0	$536.2
Current debt maturities	301.1	308.0
Current operating lease liabilities	53.7	57.3
Other current liabilities	300.9	361.1

Total current liabilities	1,171.7	1,262.6	(7)%

Long-term debt	1,578.2	1,679.6	(6)%
Operating lease liabilities	143.3	150.5
Deferred taxes and other liabilities	145.1	207.8
Equity	741.8	1,334.0	(44)%

Total Capitalization	2,608.4	3,371.9	(23)%

TOTAL LIABILITIES & EQUITY	$3,780.1	$4,634.5	(18)%

LEGGETT & PLATT	Page 7 of 8	October 28, 2024

SEGMENT RESULTS [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Bedding Products
Trade sales	$445.5	$483.3	(8)%	$1,331.5	$1,516.2	(12)%
EBIT	25.5	31.1	(18)%	(550.6)	87.4	NM
EBIT margin	5.7%	6.4%	-70 bps [2]	-41.4%	5.8%	NM
Goodwill impairment	—	—		587.2	—
Restructuring, restructuring-related, and impairment charges	8.0	—		27.2	—
Gain on sale of real estate	(14.0)	(5.4)		(26.6)	(5.4)
Gain from net insurance proceeds from tornado damage	—	—		—	(0.6)

Adjusted EBIT [3]	19.5	25.7	(24)%	37.2	81.4	(54)%
Adjusted EBIT margin [3]	4.4%	5.3%	-90 bps	2.8%	5.4%	-260 bps
Depreciation and amortization	14.8	26.2		43.7	77.3

Adjusted EBITDA	34.3	51.9	(34)%	80.9	158.7	(49)%
Adjusted EBITDA margin	7.7%	10.7%	-300 bps	6.1%	10.5%	-440 bps
Specialized Products
Trade sales	$299.9	$319.4	(6)%	$935.4	$961.3	(3)%
EBIT	24.8	31.2	(21)%	39.0	93.0	(58)%
EBIT margin	8.3%	9.8%	-150 bps	4.2%	9.7%	-550 bps
Goodwill impairment	—	—		43.6	—
Restructuring, restructuring-related, and impairment charges	3.8	—		5.1	—

Adjusted EBIT	28.6	31.2	(8)%	87.7	93.0	(6)%
Adjusted EBIT Margin	9.5%	9.8%	-30 bps	9.4%	9.7%	-30 bps
Depreciation and amortization	11.0	10.7		31.4	31.7

Adjusted EBITDA	39.6	41.9	(5)%	119.1	124.7	(4)%
Adjusted EBITDA margin	13.2%	13.1%	10 bps	12.7%	13.0%	-30 bps
Furniture, Flooring & Textile Products
Trade sales	$356.3	$372.7	(4)%	$1,060.3	$1,132.7	(6)%
EBIT	27.4	29.5	(7)%	41.6	96.7	(57)%
EBIT margin	7.7%	7.9%	(3)%	3.9%	8.5%	-460 bps
Goodwill impairment	—	—		44.5	—
Restructuring, restructuring-related, and impairment charges	0.5	—		2.0	—
Gain from net insurance proceeds from tornado damage	—	—		(2.2)	(3.0)

Adjusted EBIT [3]	27.9	29.5	(5)%	85.9	93.7	(8)%
Adjusted EBIT Margin [3]	7.8%	7.9%	-10 bps	8.1%	8.3%	-20 bps
Depreciation and amortization	5.4	5.5		16.2	17.0

Adjusted EBITDA	33.3	35.0	(5)%	102.1	110.7	(8)%
Adjusted EBITDA margin	9.3%	9.4%	-10 bps	9.6%	9.8%	-20 bps
Total Company
Trade sales	$1,101.7	$1,175.4	(6)%	$3,327.2	$3,610.2	(8)%
EBIT - segments	77.7	91.8	(15)%	(470.0)	277.1	NM
Intersegment eliminations and other	—	(0.4)		(3.6)	(0.7)

EBIT	77.7	91.4	(15)%	(473.6)	276.4	NM
EBIT margin	7.1%	7.8%	(9)%	-14.2%	7.7%	NM
Goodwill impairment	—	—		675.3	—
Restructuring, restructuring-related, and impairment charges	12.3	—		34.3	—
Gain on sale of real estate	(14.0)	(5.4)		(26.6)	(5.4)
Gain from net insurance proceeds from tornado damage	—	—		(2.2)	(3.6)
CEO transition compensation costs	—	—		3.7	—

Adjusted EBIT [3]	76.0	86.0	(12)%	210.9	267.4	(21)%
Adjusted EBIT margin [3]	6.9%	7.3%	-40 bps	6.3%	7.4%	-110 bps
Depreciation and amortization - segments	31.2	42.4		91.3	126.0
Depreciation and amortization - unallocated [4]	5.2	2.6		10.6	9.1

Adjusted EBITDA	$112.4	$131.0	(14)%	$312.8	$402.5	(22)%
Adjusted EBITDA margin	10.2%	11.1%	-90 bps	9.4%	11.1%	-170 bps

LAST SIX QUARTERS	2023			2024
Selected Figures (In Millions)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,221.2	1,175.4	1,115.1	1,096.9	1,128.6	1,101.7
Sales growth (vs. prior year)	(8)%	(9)%	(7)%	(10)%	(8)%	(6)%
Volume growth (same locations vs. prior year)	(6)%	(6)%	(3)%	(6)%	(4)%	(4)%
Adjusted EBIT [3]	92.1	86.0	66.1	63.7	71.2	76.0
Cash from operations	110.6	143.8	146.1	(6.1)	94.0	95.5
Adjusted EBITDA (trailing twelve months) [3]	565.5	539.2	513.4	475.3	442.3	423.7
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.10	3.15	3.16	3.61	3.83	3.78

Organic Sales (Vs. Prior Year) [6]	2Q	3Q	4Q	1Q	2Q	3Q
Bedding Products	(18)%	(17)%	(14)%	(15)%	(13)%	(8)%
Specialized Products	12%	3%	5%	(1)%	—%	(6)%
Furniture, Flooring & Textile Products	(16)%	(14)%	(7)%	(9)%	(6)%	(4)%
Overall	(11)%	(11)%	(7)%	(10)%	(8)%	(6)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	October 28, 2024

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2023			2024
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Goodwill impairment	—	—	—	—	675.3	—

Long-lived asset impairment	—	—	443.7	—	—	—

Restructuring, restructuring-related, and impairment charges	—	—	—	10.8	11.2	12.3

Gain on sale of real estate	—	(5.4)	(5.5)	(7.9)	(4.7)	(14.0)

Gain from net insurance proceeds from tornado damage	(3.6)	—	(5.3)	(2.2)	—	—

CEO transition compensation costs	—	—	—	—	3.7	—

Non-GAAP Adjustments (Pretax) [8]	(3.6)	(5.4)	432.9	0.7	685.5	(1.7)
Income tax impact	0.9	0.9	(99.9)	(0.2)	(43.6)	0.4

Non-GAAP Adjustments (After Tax)	(2.7)	(4.5)	333.0	0.5	641.9	(1.3)

Diluted shares outstanding	136.6	136.8	136.5	137.3	137.3	138.0
EPS Impact of Non-GAAP Adjustments	(0.02)	(0.03)	2.44	—	4.68	(0.01)

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2023			2024
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,221.2	1,175.4	1,115.1	1,096.9	1,128.6	1,101.7
EBIT (earnings before interest and taxes)	95.7	91.4	(366.8)	63.0	(614.3)	77.7
Non-GAAP adjustments (pretax)	(3.6)	(5.4)	432.9	0.7	685.5	(1.7)

Adjusted EBIT	92.1	86.0	66.1	63.7	71.2	76.0

EBIT margin	7.8%	7.8%	-32.9%	5.7%	-54.4%	7.1%
Adjusted EBIT Margin	7.5%	7.3%	5.9%	5.8%	6.3%	6.9%

EBIT	95.7	91.4	(366.8)	63.0	(614.3)	77.7
Depreciation and amortization	44.7	45.0	44.8	32.9	32.6	36.4

EBITDA	140.4	136.4	(322.0)	95.9	(581.7)	114.1
Non-GAAP adjustments (pretax)	(3.6)	(5.4)	432.9	0.7	685.5	(1.7)

Adjusted EBITDA	136.8	131.0	110.9	96.6	103.8	112.4

EBITDA margin	11.5%	11.6%	-28.9%	8.7%	-51.5%	10.4%
Adjusted EBITDA Margin	11.2%	11.1%	9.9%	8.8%	9.2%	10.2%

Diluted EPS	0.40	0.39	(2.18)	0.23	(4.39)	0.33
EPS impact of non-GAAP adjustments	(0.02)	(0.03)	2.44	—	4.68	(0.01)

Adjusted EPS	0.38	0.36	0.26	0.23	0.29	0.32

Net Debt to Adjusted EBITDA [9]	2023			2024
	2Q	3Q	4Q	1Q	2Q	3Q
Total debt	2,024.6	1,971.9	1,987.6	2,076.7	2,003.1	1,879.3
Less: cash and equivalents	(272.4)	(273.9)	(365.5)	(361.3)	(307.0)	(277.2)

Net debt	1,752.2	1,698.0	1,622.1	1,715.4	1,696.1	1,602.1
Adjusted EBITDA, trailing 12 months	565.5	539.2	513.4	475.3	442.3	423.7

Net Debt / 12-month Adjusted EBITDA	3.10	3.15	3.16	3.61	3.83	3.78
[7] Management and investors use these measures as supplemental information to assess operational performance. [8] The non-GAAP adjustments are included in the following lines of the income statement:
	2023			2024
	2Q	3Q	4Q	1Q	2Q	3Q
Cost of goods sold	—	—	—	2.3	1.4	0.8
Selling & administrative expenses	—	—	—	0.5	8.7	6.2
Other (income) expense, net	(3.6)	(5.4)	432.9	(2.1)	675.4	(8.7)

Total Non-GAAP Adjustments (Pretax)	(3.6)	(5.4)	432.9	0.7	685.5	(1.7)

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.